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                                                                    EXHIBIT 99.1


ASPENTECH ANNOUNCES FOURTH QUARTER AND FISCAL 1998 YEAR END RESULTS


                        FOURTH QUARTER REVENUES ROSE 32%

CAMBRIDGE, MA, August 11, 1998 -- Aspen Technology, Inc. (NASDAQ: AZPN), the leading supplier of enterprise manufacturing optimization solutions for the process industries, today announced results for its fourth quarter and fiscal year ended June 30, 1998.

For the fourth fiscal quarter, total revenues increased 32% to $74.5 million, compared with $56.5 million in the fourth quarter of fiscal 1997. For the three months ended June 30, 1998, software license revenue grew 39% to $43.8 million, while services revenue rose 22% to $30.7 million. Net income for the 1998 fourth quarter, excluding one-time acquisition-related charges, totaled
$8.7 million or $0.33 per share.

For the full 1998 fiscal year, total revenues grew 30% to $252.6 million from $194.1 million for fiscal 1997. Net income for fiscal 1998, excluding one-time charges, rose 31% to $27.7 million. Earnings per share, excluding one-time charges, grew 19% to $1.11 versus the $0.93 earned in fiscal 1997, while weighted average shares outstanding increased 10% year-over-year. All per share amounts have been adjusted to reflect a two-for-one stock split effected February 29, 1997.

"License revenue growth was outstanding in the fourth quarter, important evidence of good market demand for AspenTech solutions, and strong industry leadership," commented Larry Evans, Chairman and Chief Executive Officer. "However, project services execution challenges and unbudgeted expenses combined to reduce our profitability to levels below our expectations. To address these issues, we are implementing a number of organizational changes that we believe will better focus senior management on execution, and will significantly strengthen AspenTech's infrastructure to streamline our operations and support our growth." In a SEPARATE RELEASE today, AspenTech announced a realignment of management duties.

One of the most significant transactions during the fourth quarter was the expansion of a license agreement by Lyondell Petrochemical to implement AspenTech's Plantelligence solution at as many as nine additional production sites in addition to the Matagorda, Texas facility already using AspenTech's technology. Other noteworthy fourth quarter customers include Buckeye Cellulose Corporation, Cabot Corporation, Daicel Chemical Industries, Ltd., Fluor Daniel, Inc., Hercules, Inc., Kyowa Hakko Kogyo Co., Ltd., NOVA Chemicals, Ltd., Raytheon Engineers & Constructors, Inc., Samsung Data Systems Co., Ltd., Statoil (the Norwegian state-owned oil company), and Union Carbide Corporation.

The fourth paragraph of this press release contains forward-looking statements that involve a number of risks and uncertainties. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and there can be no assurance that actual results will be the same as those indicated by the forward-looking statements, that the license revenue growth is evidence of good market demand, or that the organizational changes will significantly strengthen the Company's operation or infrastructure. Additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the risks set forth under the caption "Risk Factors" in Aspen Technology's Form 8-K filed June 3, 1998, which factors are incorporated herein by reference.

ABOUT ASPENTECH
Aspen Technology, Inc., is a leading supplier of software and services for the analysis, design and automation of process manufacturing plants in industries such as chemical, petroleum, pharmaceuticals, electric power, pulp and paper, and metals. Process manufacturers use AspenTech's solutions to improve the way they design, operate and manage their plants. These solutions enable customers to reduce their raw material, energy, and capital expenses, meet environmental and safety regulations, improve product quality, and shorten the time required to get new production processes on stream. AspenTech is headquartered in Cambridge, Massachusetts, with offices in 21 countries worldwide. AspenTech and the AspenTech logo are registered trademarks of Aspen Technology, Inc.

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
                                                                  Three Months Ended                          Year Ended
                                                             June 30,             June 30,          June 30,             June 30,
                                                               1998                 1997              1998                 1997
REVENUES:
    Software licenses                                        $43,846               $31,438           $139,390            $103,179
    Maintenance and other services                            30,665                25,033            113,165              90,891
    Total revenues                                            74,511                56,471            252,555             194,070

EXPENSES:
    Cost of software licenses                                  3,214                 1,449              8,178               5,539
    Cost of maintenance and other services                    20,148                14,691             68,490              54,006
    Selling and marketing                                     22,243                15,811             74,926              56,034
    Research and development                                  12,034                 9,894             43,553              33,580
    General and administrative                                 5,558                 4,218             20,208              17,072
    Charge for in-process research & development                   -                     -              8,472               8,664
    One-time acquisition costs                                 4,000                     -              4,984                   -
    Total costs and expenses                                  67,197                46,063            228,811             174,895

    Income from operations                                     7,314                10,408             23,744              19,175

    Other expense, net                                           (78)                 (100)              (398)               (210)
    Interest income, net                                       1,181                 1,538              5,339               5,405

    Income before provision for
      income taxes                                             8,417                11,846             28,685              24,370

    Provision for income taxes                                 3,725                 3,901             14,049              10,169
      Net income                                             $ 4,692               $ 7,945           $ 14,636            $ 14,201

    Diluted earnings per share                               $  0.18               $  0.34           $   0.59            $   0.63
    Weighted average shares outstanding-diluted               26,206                23,225             24,883              22,707

    Basic earnings per share                                 $  0.19                $ 0.36           $   0.63            $   0.66
    Weighted average shares outstanding-basic                 24,354                22,020             23,415              21,368

PRO FORMA EXCLUDING ONE-TIME ACQUISITION
  COSTS AND CHARGE FOR IN-PROCESS R&D:
  Operating income                                           $11,314               $10,408           $ 37,200            $ 27,839
  Net income                                                   8,692                 7,945             27,731              21,165

  Diluted earnings per share                                 $  0.33               $  0.34             $ 1.11              $ 0.93
  Weighted average shares outstanding-diluted                 26,206                23,225             24,883              22,707



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
                                                                             Year End                     Year End
ASSETS                                                                     June 30, 1998                June 30, 1997
Current Assets:
    Cash, cash equivalents and short-term investments                         $113,681                    $ 34,906
    Accounts receivable and unbilled services, net                              89,880                      59,441
    Current portion of long-term installments receivable, net                   23,643                      19,063
    Prepaid expenses and other current assets                                   10,831                       8,876

    Total current assets                                                       238,035                     122,286

Long-term installments receivable, net                                          36,203                      30,963
Equipment and leasehold improvements, net                                       42,736                      31,159
Computer software development costs, net                                         5,696                       3,058
Intangible assets, net                                                          12,857                      12,768
Other assets                                                                     7,355                       3,311

    Total assets                                                              $342,882                    $203,545

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Current portion of long-term debt                                         $  2,187                       $ 288
    Accounts payable and accrued expenses                                       38,545                      25,410
    Unearned revenue                                                             6,008                       4,294
    Deferred revenue                                                            17,888                      16,730
    Deferred income taxes                                                          541                       1,775
      Total current liabilities                                                 65,169                      48,497

Long-term debt, less current maturities                                         90,635                         462
Deferred revenue, less current portion                                          15,074                       9,441
Other liabilities                                                                  914                         942
Deferred income taxes                                                            6,074                       6,789

Total stockholders' equity                                                     165,016                     137,414
    Total liabilities and stockholders' equity                                $342,882                    $203,545

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